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                                                                   EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the references to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our report dated February 3, 1999 with respect to the consolidated financial statements of Extreme Networks, Inc. included in the Registration Statement on Form S-1 (Amendment No. 4), and related Prospectus of Extreme Networks, Inc. for the registration of shares of its common stock.

                                          /s/ Ernst & Young LLP

Palo Alto, California

April 6, 1999